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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-72838 of PRIMEDIA, Inc. on Form S-3 of our reports dated February 1, 2001 (February 28, 2001 as to Note 3), appearing in the Annual Report on Form 10-K of PRIMEDIA, Inc. for the year ended
December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP


New York, New York
January 2, 2002